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                                        SUBLEASE

THIS SUBLEASE AGREEMENT MADE between 2-INFINITY.COM, INC., hereinafter known as Sublessor, and LYNKTEL, INC., hereinafter known as Sublessee.

WITNESSETH THAT: Sublessor does hereby sublease and sublet unto Sublessee all that certain 4,700 square feet of space commonly known as 333 NORTH HOUSTON PKWY. E, SUITE 870 in the City of HOUSTON, State of TEXAS to be used or occupied only for general office purposes, including the conduct of a loan, finance and/or insurance business, for the term of months beginning on the

5th day of May, 2000, and ending on the

5th day of May, 2004, for a total rental of

FIVE THOUSAND FOUR HUNDRED AND NINETY-TWO DOLLARS AND 00/100

$5,492.00 lawful money of the United States of America, payable as follows:
$5,492.00 on the first day of MAY 2000, and a like amount on the first day of each and every month during the term of this sublease;

said rent payable to:

2-Infinity.com, Inc.
4828 Loop Central Dr., First Floor
Houston, TX 77081


or to such other person as Sublessor may from time to time designate by notice in writing. If the monthly rental payment is not received on or before five (5) days following the due date, said rental payment shall be in default and service charge of 10% of the defaulted payment may, at the option of 2-Infinity.com, Inc., become due and payable.

This sublease is granted and accepted upon the foregoing and upon the following covenants and conditions and subject to all terms of the attached master lease, and subject to the following restrictions, to all and every one of which the parties consent, and each of the parties hereby expressly covenants and agrees to keep, perform and observe all the terms, covenants and conditions herein contained on their or its part to be kept, performed and observed:

HEREINAFTER, THE WORDS LESSOR SHALL BE KNOWN AS SUBLESSOR, LESSEE AS SUBLESSEE, LANDLORD AS SUBLANDLORD AND TENANT AS SUBTENANT.

FIRST: The lessee shall well and truly pay to the Lessor the rental herein reserved; without demand therefore, on the days and in the manner herein prescribed for the payment thereof.

SECOND: Lessee agrees to be responsible for and to relieve and hereby relieves Lessor from all liability by reason of any damage or injury to any person or thing which may arise from or be due to the use of the demised premises, and agrees to keep in force such insurance, in limits acceptable to Lessor, as covers such contingencies. Lessee agrees to be responsible for plate glass, if any existing in the premises. Lessor shall carry fire insurance coverage with loss payable to Lessor and Lessee as their interests may appear.

THIRD: Lessee agrees to keep the premises clean and in good order; to keep, at its own expense, the inside of same in as good repair as they are now, reasonable wear and tear, and damage by fire and/or other casualty excepted; not to use the premises for any illegal, immoral or environmentally hazardous purpose and to abide by such reasonable rules and regulations as Lessor may from time to time promulgate to the tenants in writing. The Lessor shall, at Lessor's expense, keep the roof and the outside walls of the building containing the demised premises in good condition and repair and shall make all structural repairs and maintain all electric wiring and plumbing. Notwithstanding anything contained herein to the contrary, the lessee shall be responsible for any and all repairs required as the result of the lessee's failure to comply with various federal, state and local government statutes and rules and regulations dealing with environmental hazards.

FOURTH: The Lessee, at any time during the term, shall permit inspection of the demised premises during reasonable hours by the Lessor or the Lessor's agents or representatives, and by or on behalf of prospective purchasers, and during the two (2) months next preceding the expiration of this lease, or any renewal thereof, shall permit inspection thereof by and on behalf of the prospective tenants. The Lessee shall permit, during the two (2) months next preceding the expiration of this lease, or any renewal thereof, a sign or notice indicating that the premises are to let or for sale to be posted and remain upon the demised premises.

FIFTH: On the last day of the term herein demised, or in the event that Lessee has failed to correct within fifteen (15) days after registered written notice to the demised premises, any breach of the covenants found herein, Lessee shall peaceably and quietly leave, surrender and yield up unto the Lessor all and singular the demised premises but, if this lease is terminate because the Lessee has so breached the covenants found herein, or has abandoned the premises, Lessor may immediately, or anytime thereafter, re-enter and resume possession of said premises by a suitable action or proceeding at law or equity, or by force, or otherwise, without being liable for any damages therefore; and Lessor

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an amount equal to the amount of all rent reserved and unpaid under this lease, less the net rent collected by the Lessor on reletting the demised premises, said amount which shall be due and payable by the Lessee on the several days on which the rent reserved in this lease would become due and payable; that is to say, upon each of such days, the Lessee shall pay to the Lessor the amount of deficiency then existing.

SIXTH: Lessee hereby waives the benefits of all the laws exempting property, of any amount of value, from levy and sale on execution of distress for rent upon Lessor's warrant that may be issued, or upon any under this lease; Lessee expressly waives to Lessor any provision of any law requiring notice to vacate premises, prior to the end of the term, as a pre-requisite to the maintaining of any action for the possession of the demised premises.

SEVENTH: In the event the demised premises are totally destroyed by fire, enemy action or other casualty, this lease shall absolutely cease and terminate, and the rent shall abate for the balance of the term, except that Lessee may have the first right of refusal to said premises if Lessor elects to restore same during the term of this lease or any renewal thereof, if the damage caused as above by only partial, the rent shall be abated to an extent corresponding with the damage until repaired, all repairs shall be made with reasonable dispatch and at such times as not to create unwarranted interference with Lessee's business. Lessee shall not be liable to Lessor for any damage to the premises within the coverage of the standard fire insurance policy in use in the geographical area where the premises is located, whether or not loss covered thereby is due to fault of Lessee.

EIGHT: Lessee may make such repairs and alterations and decorations in and to the leased premises, and the building thereon as it may deem desirable for its use thereof, provided that if such repairs and alterations substantially alter the basic structure of the building, or adversely affect the soundness thereof or value thereof, the prior written consent of Lessor shall be obtained before such work is commenced; upon termination of this Lease, or any renewal thereof, Lessee may, at its own expense, remove its furniture, fixtures, partitions and other such items as it has installed during the term of this lease, or any renewal thereof, provided, however, the Lessee shall repair any damage caused by such removal.

NINTH: Lessee may place such signs upon the outside walls or within the premises as it deems necessary, provided that any and all signs placed on the within lease premises by Lessee shall be maintained in compliance with rules and regulations governing such signs and Lessee shall be responsible to Lessor for such damage caused by installation, use or maintenance of said signs, and Lessee agrees upon removal of said signs to repair all damage incident to such removal.

TENTH: In and so long as the Lessee pays the rent reserved by this lease, and performs and observes all of the covenants and provisions hereof, the Lessee shall quietly enjoy the demised premises, subject, however, to the terms of this lease. Lessor warrants that there does not exist, as of the date hereof, any zoning restrictions prohibiting the use of the demised premises as herein provided for.

ELEVENTH: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner, than by an agreement in writing signed by all the parties hereto, or their respective successors in interest.

TWELFTH: Lessee shall pay Lessor one month's rental as security deposit. Said deposit is to be refunded after Lessee vacates demised premises and sublease expires.

WITNESS our hands, this 5th day of May, 2000.

LESSOR:  AIR NEXUS/2-INFINITY.COM INC.

WITNESS:

/s/ Sharon Jackson
-----------------------------------------

BY:     /s/ Patrica C. Morgan
NAME:   PATRICA C. MORGAN
TITLE:  Chief Operating Officer




LESSEE:  LYNKTEL, INC.

WITNESS:  /s/ illegible

BY:     /s/ illegible
NAME:   Jonas E. McCane, Jr.
TITLE:  CEO

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                               CONSENT TO SUBLEASE

HARVARD PROPERTY (333 SAM HOUSTON), in that certain Lease Agreement dated July 12, 1999, described in the attached Sublease does hereby give written consent to the attached Sublease of AIR NEXUS/2-INFINITY.COM, INC., right, title and interest in and to the Lease to LYNKTEL, INC.

Such consent to Sublease shall not relieve Overtenant from liability for payment of Rent, additional rent, or from the obligations to keep and be bounded by the terms, conditions and covenants of the Lease. This acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of the Lease or a consent to the assignment or subletting to the leased premises.



LANDLORD:  HARVARD PROPERTY (333 SAM HOUSTON)



BY:     /s/ John Powers
        ---------------------------------
NAME:   John Powers
        ---------------------------------

TITLE:  SVP
        ---------------------------------

DATE:   5/31/00
        ---------------------------------